THE AUDIT COMMITTEE CHARTER

This document has been approved by the President/CEO and COO of MegaWest Energy Corp. and is effective, from the date shown below, as part of MegaWest’s Corporate Governance.

Signed: /s/ George T. Stapleton II	Signed: /s/ R. William Thornton	Date: October 29, 2007

George T. Stapleton II	R. William Thornton

The Corporate Governance and HR Committee shall periodically re-validate this Policy to ensure that it continues to serve the purpose intended.

Purpose

          The management of MegaWest Energy Corp. (the “Company”) is responsible for the preparation, integrity and objectivity of the financial statements of the Company and for establishing and maintaining a system of internal accounting and disclosure controls. It is the responsibility of the independent auditors to express an opinion as to the conformance of the Company’s financial statements with generally accepted accounting principles based upon their audit. The Audit Committee is a standing committee of the Board of Directors (the “Board”). While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Its primary purpose is to assist the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and the Company’s Code of Business Conduct, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors.

Membership

          The Audit Committee membership shall comply with all regulatory and listing requirements. Members shall be elected annually by the Board for terms of one year, or until their successors shall be duly elected and qualified. Audit Committee members may be replaced by the Board.

Authority and Responsibilities

          The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee in its capacity as a committee of the Board, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (2) compensation to any independent counsel or other advisors engaged by the Audit Committee, and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

          The following shall be the usual recurring activities of the Audit Committee to assist the Board in fulfilling the oversight responsibilities described above. The Audit Committee may modify these activities (consistent with the requirements of the SEC and the AMEX) as particular circumstances warrant. Specifically, the Audit Committee shall from time to time as required and otherwise when the Audit Committee deems appropriate:

Communication and Reporting

  Provide a direct and independent line of communication between the Company’s internal auditors, its independent auditors, and the Board.

  Report regularly to the Board regarding any issues that arise with respect to the Company’s financial statements or other financial information, compliance with applicable laws, rules, regulations, and the Company’s Code of Business Conduct; the independence and qualifications of the Company’s independent auditors; and the performance of the Company’s independent auditors.

Independent Auditors

  Have the sole authority to appoint or replace the Company’s independent auditors.

  Be directly responsible for the compensation and oversight of the Company’s independent auditors and each other registered public accounting firm engaged (including resolution of disagreements between management and such independent auditors or registered public accounting firms regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, in each case in a manner that is consistent with the standards of independence and other qualifications established by applicable laws, rules and regulations of the SEC and the AMEX. The Company’s independent auditors and each such other registered public accounting firm shall report directly to the Audit Committee.

  Pre-approve all audit, review or attest engagements, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by the Company’s independent auditors, subject to de minimis or other exceptions for non-audit services permitted under applicable laws, rules and regulations of the SEC (including Section 10A(i)(1)(B) of the Exchange Act) and the AMEX, which non-audit services are approved by the Audit Committee prior to the completion of the audit.

At least annually, obtain and review a report by the independent auditors describing:

o	The firm’s internal quality-control procedures;

o

Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

o	All relationships between the independent auditor and the Company, in order to assess the auditor’s independence.

Review and confirm the independence of the independent auditors by (1) obtaining written statements (as set forth in Independence Standards Board Standard No. 1) from the Company’s independent auditors concerning any relationships between the auditors and the Company or any other relationships, including the provision of non- audit services, that may adversely affect the independence of the auditors; (2) actively engaging the independent auditors in a dialogue with respect to any disclosed relationships for services that may impact the objectivity and independence of the independent auditors; and (3) assessing the independence of the Company’s independent auditors.

Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Recommend to the Board clear policies regarding the hiring by the Company of employees or former employees of the Company’s independent auditors.

Internal Auditing Function

  Review the appointment and replacement of the senior internal auditing executive.

  Review the significant reports to management prepared by the internal auditing function and management’s responses.

Financial Statements and Earnings Releases

Review with management and the Company’s independent auditors:

o	The Company’s annual audited and quarterly financial statements and related footnotes and the independent auditors’ report thereon or review thereof, as applicable, including under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports to be filed with the SEC prior to the filing of same.

o	Recommend to the Board whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

o

Any significant difficulties or disputes with management encountered by the independent auditors during the course of the audit or interim reviews and any instances of second opinions sought by management.

o	Any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including

	-	The critical accounting policies and estimates used in preparing the financial statements of the Company;

	-	Any significant changes in the Company’s selection or application of accounting principles; and

-

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent auditors.

o

Any significant findings and recommendations made by the independent auditors with respect to the Company’s financial policies, procedures and internal accounting controls, together with management’s responses thereto and any special steps adopted in light of material control deficiencies;

o	The form of opinion the independent auditors propose to render to the Board, the Audit Committee and the shareholders.

o	The effect of new or proposed regulatory and accounting rules and pronouncements as well as the effect of off-balance sheet structures on the Company’s financial statements.

o

The existence and treatment of any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

o

Any disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal accounting and disclosure controls.

o

Any earnings press releases (including any use of “pro forma,” or “adjusted” non- GAAP, information) prior to their release, as well as general types of financial information and earnings guidance provided to analysts and rating agencies. It is not necessary to discuss each disclosure to analysts and rating agencies in advance so long as the types of information and presentations are discussed from time to time, including policies and procedures as to disclosure of non-GAAP financial measures.

o	The internal audit function responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

o

Other matters required to be discussed by Statement on Auditing Standards (SAS) No. 61 and SAS No. 100, as the same may be amended in the future, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

o

Other matters related to the Company’s interim financial results to be included in the quarterly reports to be filed with the SEC and the matters to be communicated under SAS No. 100, as the same may be amended in the future.

Internal Controls and Interface with Independent Auditors

Consider and review with management and the independent auditors, the effectiveness of the Company’s system of internal controls over financial reporting, disclosure controls and procedures, the adequacy of disclosures about the foregoing, and the safeguarding of assets, including any significant deficiencies which could adversely affect the Company’s ability to record, process, summarize and report financial data.

Review in private discussion with the independent auditors whether there have been (and, if so, the nature of) any audit problems or difficulties and any related responses by management. This review shall include:

o	Confirmation that management is not placing any restrictions on the scope of the independent auditors’ work or their access to information;

o

Inquiry as to any accounting adjustments noted or proposed by the independent auditors but “passed” (as immaterial or otherwise) and any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues raised in connection with the Company’s audit; and

o

Discussion of any “management” or “internal control” letters issued or proposed to be issued by the independent auditors to the Company, as well as any other material written communications between the independent auditors and management that the independent auditors or management bring to the Audit Committee’s attention.

  Discuss with the Company’s independent auditors matters of audit quality and consistency.

  Establish procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters or discrimination or harassment alleged to result from employees’ complaints regarding such matters.

Miscellaneous

  Review and discuss, at least annually, the Company’s proved reserves, and changes in proved reserves, as well as any report of the independent reserve engineering consultants regarding such reserves submitted to any governmental body or the public, excluding any data provided to the Energy Information Administration.

  Inquire of management, the Company’s independent auditors and the General Counsel about the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposures and the steps management has taken to monitor and mitigate such risks.

  Review and investigate any matters pertaining to the integrity of management, conflicts of interest, or adherence to standards of business conduct as required by the Company’s policies.

  Obtain advice and assistance from the Company’s General Counsel, if any, and outside legal, accounting and other advisors regarding compliance with laws, regulations and internal procedures, and contingent liabilities that may be material to the Company.

  Review, prior to submission, all certification letters and other documents required to be submitted by the Company to the AMEX concerning the composition of the Audit Committee, the Charter of the Audit Committee, or related matters.

  Review the Audit Committee Charter annually to ensure that it meets all applicable legal and AMEX requirements, and recommend any necessary or desirable revisions to the Board.

  Conduct a self-evaluation of the Audit Committee’s performance at least annually.

  Obtain assurance from the independent auditor regarding any matters that are required to reported pursuant to Section 10A(b) of the Exchange Act.

  Review and investigate any matters pertaining to the integrity of management, conflicts of interest, or adherence to standards of business conduct as required by the Company’s policies. Oversee compliance with the Company’s policies and Code of Business Conduct including:

o

Confirmation that the Company’s policies and Code of Business Conduct are formalized in writing and that procedures are in place to communicate such policies and codes to appropriate management, supervisory and other key employees.

o

Periodic review of the Company’s policies and Code of Business Conduct, with particular focus on related party transactions and conflicts of interest involving, directly or indirectly, any director or executive officer, and consider whether any changes are needed.

Determination of whether to grant any waivers of or approve any other deviations from the Company’s policies, the Code of Business Conduct, and documenting and monitoring any such approval or waiver.

Evaluate annually whether the Company should change its independent auditors or the partner in charge of performing or reviewing the Company’s audit or other audit team personnel. Such evaluation shall be based on all relevant facts known to the Audit Committee, including qualifications of and quality of services performed by the independent auditing firm and the primary audit partner, opinions of the Company’s management regarding the independent auditors, length of tenure, factors having the potential to impact objectivity, the SEC requirement to rotate at least every five years the primary audit partner in charge of performing (or overseeing the performance of) the Company’s audit and the primary audit partner in charge of reviewing the Company’s audit, the possible desirability of regular rotation of the independent auditing firm, any reported issues regarding the independent auditing firm’s internal controls or audits of other companies, and the independent auditing firm’s efficiencies and relevant expertise regarding the Company. The Audit Committee shall present to the Board a summary of the Audit Committee’s evaluation and conclusions.

Meetings

          The Audit Committee shall convene on at least a quarterly basis with and without management present. Such quarterly meetings, in any event, shall be held following the end of each fiscal quarter of the Company prior to the release of quarterly or annual earnings to review the financial results of the Company for the preceding fiscal quarter, or preceding fiscal year, as applicable. The Audit Committee shall meet periodically with management, the Company’s internal auditors (or other personnel responsible for the internal audit function) and the Company’s independent auditors in separate executive sessions. Quarterly and other meetings of the Audit Committee may be called by the Chairman of the Audit Committee, the Chairman of the Board, the Chief Executive Officer, or the Chief Financial Officer of the Company. The Audit Committee may request any officer, employee or advisor of the Company to participate in an Audit Committee meeting or to meet with any members of, or advisors to, the Audit Committee.

          If a Chairman of the Audit Committee is not designated or present, the members of the Audit Committee present at the meeting may designate a Chairman by majority vote. A majority of the members present at a meeting shall constitute a quorum to properly convene a meeting.

The Audit Committee Chairman, in consultation with the Company’s Chief Financial Officer, other Audit Committee members and the Company’s independent auditors, shall prepare and circulate among the members an agenda in advance of each quarterly meeting.

Reporting

          Formal meeting minutes shall be maintained, distributed to Committee members, and filed with the Company’s Secretary. In addition, the Chairman of the Audit Committee shall provide regular reports to the Board.